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                                                                  Exhibit 17(a)

                                   PROXY CARD

                        SALOMON BROTHERS SERIES FUNDS INC

            SALOMON BROTHERS NATIONAL INTERMEDIATE MUNICIPAL FUND

             SPECIAL MEETING OF SHAREHOLDERS - September 4, 2001

      The undersigned hereby appoints Heath B. McLendon, Robert A. Vegliante and Thomas C. Mandia (the "Proxies") and each of them, attorneys and Proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Salomon Brothers National Intermediate Municipal Fund (the "Meeting") to be held at the offices of Citigroup Asset Management, Seven World Trade Center, 40th Floor, Conference Room B, New York, New York 10048 on Tuesday, September 4, 2001 at 9:15 a.m. Eastern time and at any adjournment or adjournments thereof. The Proxies will cast votes according to the number of shares of Salomon Brothers National Intermediate Municipal Fund that the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and with all the powers that the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS DATED JULY 20, 2001 AND THE PROXY STATEMENT/PROSPECTUS DATED JULY 16, 2001.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SALOMON BROTHERS SERIES FUNDS INC, WHICH RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.

(1) To approve an Agreement and Plan of Reorganization, attached to the Proxy Statement/Prospectus for the Meeting, which provides for and contemplates:
      (1) the transfer of substantially all of the assets and liabilities of Salomon Brothers National Intermediate Municipal Fund (the "Acquired Fund"), a series of the Salomon Brothers Series Funds Inc, to the Salomon Brothers National Tax Free Income Fund (the "Acquiring Fund"), a series of Salomon Funds Trust, solely in exchange for shares of the Acquiring Fund;
      (2) the distribution of the shares of the Acquiring Fund to the shareholders of the Acquired Fund in liquidation of the Acquired Fund; and
      (3) the termination of the Acquired Fund.

      |  |FOR           |  |AGAINST       |  |ABSTAIN

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE "FOR" THE PROPOSAL.

PLEASE SIGN EXACTLY AS SHAREHOLDER NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


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SIGNATURE               DATE        SIGNATURE (JOINT OWNER)             DATE